                                                                    EXHIBIT 10.2

================================================================================



                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                               STANLEY W. TIMBLIN

                                       AND

                               JEFFREY W. TIMBLIN

                                   AS SELLERS

                      OF ALL THE OUTSTANDING CAPITAL STOCK

                                       OF

                           INDUSTRIAL AUTOMATION CORP.

                                       AND

                                POWERSECURE, INC.

                                  AS PURCHASER

                                       AND

                           METRETEK TECHNOLOGIES, INC.





                              DATED: APRIL 6, 2001



================================================================================

                                TABLE OF CONTENTS

Section 1.        SALE AND PURCHASE OF THE SHARES.........................................................................1
         Section 1.1    Sale and Purchase.................................................................................1
         Section 1.2    Purchase Price....................................................................................1
         Section 1.3    Allocation of Metretek Shares and Purchase Price..................................................2
         Section 1.4    Purchase Price Adjustment.........................................................................2
         Section 1.5    Acquisition Taxes.................................................................................3

Section 2.        REPRESENTATIONS AND WARRANTIES OF SELLERS...............................................................3
         Section 2.1    Organization......................................................................................3
         Section 2.2    Subsidiaries......................................................................................3
         Section 2.3    Capitalization....................................................................................3
         Section 2.4    Status of Shares..................................................................................4
         Section 2.5    Power and Authority...............................................................................5
         Section 2.6    Enforceability....................................................................................5
         Section 2.7    No Conflicts......................................................................................5
         Section 2.8    Defaults..........................................................................................5
         Section 2.9    Consents..........................................................................................5
         Section 2.10   Corporate Documents...............................................................................6
         Section 2.11   Proceedings.......................................................................................6
         Section 2.12   Brokers' Fees.....................................................................................6
         Section 2.13   Financial Statements..............................................................................6
         Section 2.14   Absence of Undisclosed Liabilities................................................................7
         Section 2.15   Absence of Adverse Changes........................................................................7
         Section 2.16   Taxes.............................................................................................7
         Section 2.17   Title to and Condition of Assets..................................................................8
         Section 2.18   Real Property.....................................................................................8
         Section 2.19   Personal Property Leases..........................................................................9
         Section 2.20   Accounts and Notes Receivable.....................................................................9
         Section 2.21   Inventory.........................................................................................9
         Section 2.22   Dividends.........................................................................................9
         Section 2.23   Relationships with Suppliers and Customers........................................................9
         Section 2.24   Labor Employment Matters.........................................................................10
         Section 2.25   Compliance with Laws.............................................................................11
         Section 2.26   Licenses.........................................................................................11
         Section 2.27   Products Liability and Warranties................................................................11
         Section 2.28   Absence of Certain Commercial Practices..........................................................12
         Section 2.29   Environmental Laws...............................................................................12
         Section 2.30   Insurance........................................................................................13
         Section 2.31   Contracts........................................................................................13
         Section 2.32   Bank Accounts....................................................................................13
         Section 2.33   Affiliated Party Transactions....................................................................13
         Section 2.34   Intellectual Property............................................................................13
         Section 2.35   Securities Representations as to the Metretek Shares.............................................14
         Section 2.36   Full Disclosure..................................................................................15
         Section 2.37   Knowledge........................................................................................16

Section 3.        REPRESENTATIONS AND WARRANTIES OF PURCHASER ...........................................................16
         Section 3.1    Organization.....................................................................................16
         Section 3.2    Power and Authority..............................................................................16
         Section 3.3    Enforceability...................................................................................16
         Section 3.4    No Conflicts.....................................................................................16
         Section 3.5    Consents.........................................................................................16
         Section 3.6    No Proceedings...................................................................................16
         Section 3.7    No Brokers.......................................................................................17
         Section 3.8    Metretek Capitalization; Metretek Shares.........................................................17

Section 4.        ADDITIONAL CLOSING COVENANTS...........................................................................17
         Section 4.1    Conduct of Business of the Company...............................................................17
         Section 4.2    Access...........................................................................................19
         Section 4.3    Risk of Loss.....................................................................................19
         Section 4.4    Consummation of Transactions.....................................................................19
         Section 4.5    Public Announcements.............................................................................20
         Section 4.6    Notification of Certain Matters..................................................................20
         Section 4.7    No Solicitation..................................................................................20
         Section 4.8    Employee Matters.................................................................................20
         Section 4.9    Employment and Non-Competition Agreements........................................................21
         Section 4.10   Resignation......................................................................................21
         Section 4.11   Liabilities......................................................................................21
         Section 4.12   Ownership of Shares..............................................................................21

Section 5.        CONDITIONS PRECEDENT TO PURCHASER'S AND METRETEK'S
                             CLOSING OBLIGATIONS.........................................................................21
         Section 5.1    Accuracy of Representations and Warranties.......................................................21
         Section 5.2    Performance of Covenants.........................................................................21
         Section 5.3    Proceedings and Documents Satisfactory...........................................................21
         Section 5.4    No Proceedings...................................................................................21
         Section 5.5    No Claims for Shares.............................................................................22
         Section 5.6    Deliveries at Closing............................................................................22
         Section 5.7    Consents.........................................................................................22
         Section 5.8    No Material Adverse Change.......................................................................22
         Section 5.9    Due Diligence Review.............................................................................22
         Section 5.10   Employment Agreements............................................................................22
         Section 5.11   Metretek Board Approval..........................................................................22
         Section 5.12   Bank Approval....................................................................................22
         Section 5.13   Securities Laws..................................................................................22
         Section 5.14   No Changes.......................................................................................23
         Section 5.15   Affiliate Debt...................................................................................23
         Section 5.16   Resignations.....................................................................................23

Section 6.        CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS...........................................................23
         Section 6.1    Accuracy of Representations and Warranties.......................................................23
         Section 6.2    Performance of Covenants.........................................................................23
         Section 6.3    No Proceedings...................................................................................23
         Section 6.4    Deliveries at Closing............................................................................23

         Section 6.5    Employment Agreements............................................................................23

Section 7.        THE CLOSING............................................................................................24
         Section 7.1    Date and Place...................................................................................24
         Section 7.2    Deliveries by Sellers............................................................................24
         Section 7.3    Deliveries by Purchaser..........................................................................24
         Section 7.4    Effectiveness of Closing.........................................................................25

Section 8.        SURVIVAL AND INDEMNIFICATION...........................................................................25
         Section 8.1    Survival.........................................................................................25
         Section 8.2    Indemnification by Sellers.......................................................................25
         Section 8.3    Indemnification by Purchaser.....................................................................26
         Section 8.4    Claims for Indemnification.......................................................................26
         Section 8.5    Non-Exclusive Indemnification....................................................................27
         Section 8.6    Effect of Knowledge..............................................................................27
         Section 8.7    Contribution.....................................................................................27
         Section 8.8    Right to Offset..................................................................................27

Section 9.        ADDITIONAL POST-CLOSING COVENANTS......................................................................28
         Section 9.1    Further Assurances...............................................................................28
         Section 9.2    Non-Competition..................................................................................28
         Section 9.3    Taxes............................................................................................30

Section 10.       TERMINATION AND CONFIDENTIALITY........................................................................30
         Section 10.1   Events of Termination............................................................................30
         Section 10.2   Effect of Termination............................................................................31
         Section 10.3   Confidentiality..................................................................................31

Section 11.       GENERAL PROVISIONS.....................................................................................31
         Section 11.1   Governing Law....................................................................................31
         Section 11.2   Expenses.........................................................................................31
         Section 11.3   Assignment.......................................................................................31
         Section 11.4   Successors and Assigns...........................................................................31
         Section 11.5   Amendments.......................................................................................31
         Section 11.6   Notices..........................................................................................32
         Section 11.7   Waiver...........................................................................................33
         Section 11.8   Severability.....................................................................................33
         Section 11.9   Liability of Parties.............................................................................33
         Section 11.10  Headings.........................................................................................33
         Section 11.11  No Third Party Beneficiaries.....................................................................33
         Section 11.12  Construction.....................................................................................33
         Section 11.13  Schedules and Exhibits...........................................................................34
         Section 11.14  Interpretation of Certain Provisions.............................................................34
         Section 11.15  Public Announcement..............................................................................34
         Section 11.16  Specific Performance; Cumulative Remedies........................................................34
         Section 11.17  Counterparts.....................................................................................35
         Section 11.18  Entire Agreement.................................................................................35

SCHEDULES
---------

Schedule 1.1             -  Shareholders and Holdings
Schedule 1.3             -  Allocation of Metretek Shares and Purchase Price
Schedule 2.1             -  Foreign Qualifications
Schedule 2.14            -  Liabilities
Schedule 2.23            -  Suppliers and Customers
Schedule 2.24            -  Employees and Employment Agreements
Schedule 2.27            -  Guarantee and Warranty Claims
Schedule 2.30            -  Insurance
Schedule 2.31            -  Material Contracts
Schedule 2.32            -  Bank Accounts
Schedule 2.34            -  Intellectual Property


EXHIBITS
--------

Exhibit A         -  Employment Agreements

                            STOCK PURCHASE AGREEMENT
                            ------------------------

         This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of April 6, 2001, by and among Stanley W. Timblin, an individual residing in Greensboro, North Carolina ("S. Timblin"), Jeffrey W. Timblin, an individual residing in Durham, North Carolina ("J. Timblin" and, collectively with S. Timblin, the "Sellers"), PowerSecure, Inc., a Delaware corporation ("Purchaser") and Metretek Technologies, Inc., a Delaware corporation ("Metretek").


                              W I T N E S S E T H:

         WHEREAS, Industrial Automation Corp., a North Carolina corporation (the "Company"), is engaged in the business of developing, manufacturing and selling switch-gear for energy systems; and

         WHEREAS, Purchaser is engaged in the business of acting as a full-service integrator of distributed peak generation and energy information management systems and is a wholly-owned subsidiary of the Company; and

         WHEREAS, Sellers own all (100%) of the issued and outstanding shares of capital stock of the Company; and

         WHEREAS, Sellers desires to sell, and Purchaser desires to purchase, all of the shares of capital stock of the Company owned by Sellers, upon the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


SECTION 1. SALE AND PURCHASE OF THE SHARES
           -------------------------------

         SECTION 1.1 SALE AND PURCHASE. At the Closing (as defined below), upon the terms and subject to the conditions set forth in this Agreement, Sellers shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase and acquire from Sellers, all right, title and interest of each Seller, legal or equitable, in and to 16,666 shares (the "Shares") of common stock, par value $1.00 per share ("Common Stock"), of the Company, which shall constitute all of the issued and outstanding shares of Common Stock of the Company on the Closing Date (as defined below). The Sellers own the Shares as set forth in SCHEDULE 1.1.

         SECTION 1.2 PURCHASE PRICE. In payment and consideration for the sale and transfer of the Shares by Sellers to Purchaser, at the Closing, upon the terms and subject to the conditions set forth herein, Purchaser shall cause Metretek to issue, sell and deliver to Sellers 150,000 shares of restricted common stock, par value $.01 per share, of Metretek (the "Metretek Shares") (the "Purchase Price"):

         SECTION 1.3 ALLOCATION OF METRETEK SHARES AND PURCHASE PRICE. The Metretek Shares, and the Purchase Price, shall be allocated between Sellers as set forth on SCHEDULE 1.3.

         SECTION 1.4 PURCHASE PRICE ADJUSTMENT.

                  (a) The Purchase Price shall be subject to adjustment in an amount equal to the "Adjustment Amount" as defined below. The "Adjustment Amount" shall be the amount, if any, by which the "Net Working Capital" of the Company (as defined below) is greater than or less than $0. The "Net Working Capital" of the Company shall mean the net amount of the account receivables of the Company that arose the Closing Date and that Purchaser actually collected during the six months after the Closing Date, less the amount of the debts and liabilities of the Company that accrued on or prior to Closing Date that the Purchaser paid or became obligation to pay during the six months after the Closing Date.

                  (b) Within 90 days after the date that is six months after the date hereof (the "Adjustment Date"), Purchaser shall prepare and deliver to Sellers a statement (the "Adjustment Statement") setting forth the Adjustment Amount and of the Net Working Capital of the Company.

                  (c) Sellers (acting collectively and not individually) may dispute the Adjustment Statement and/or the amounts set forth therein by delivering to Purchaser a written notice of dispute (the "Notice of Dispute"). The Notice of Dispute shall notify the Purchaser of each item in dispute, the amount in dispute, the basis therefore and the amount Purchaser believes to be the correct amount. If Sellers do not deliver to Purchaser a Notice of Dispute within 30 days after Purchaser's delivery of the Adjustment Statement, then the Adjustment Amount and the Net Working Capital set forth on the Adjustment Statement shall be deemed conclusive and binding on the parties hereto. If Sellers do so deliver a Notice of Dispute within such 30 day period, then Purchaser and Sellers shall use their reasonable efforts to promptly resolve the matters in dispute among themselves and to agree upon the Adjustment Amount and the Net Working Capital. If Purchaser and Sellers do not agree in writing on the Adjustment Amount and the Net Working Capital within 30 days after Purchaser's receipt of Sellers' Notice of Dispute, then Purchaser and Sellers shall submit the issues in dispute to an accounting firm mutually acceptable to them for final resolution and determination of the Net Working Capital. Each party shall furnish to the accountants such work papers and other documents relating to the disputed issues as the accountants may request and as are available to the parties, and shall be afforded the opportunity to present to the accountants any material relating to the determination and to discuss the determination with the accountants. The determination made by the accountants as set forth in a writing delivered to each party, within 30 days after being engaged, shall be made in accordance with the provisions of this Agreement and shall be continuing and binding upon the parties. The fees and expenses of the accountant shall be borne in proportion to the allocation of the disputed amounts by the accountants.

                  (d) Purchasers shall make the work papers and back-up materials used in preparing the Adjustment Amount and the Net Working Capital and the Adjustment Statement available to Sellers and their accountants and other representatives at reasonable times and upon reasonable notice at any time during (i) the review by the Seller of the Adjustment Statement, and (ii) the resolution by the parties of any objections thereof.

                  (e) Within 30 days after the final determination of the Adjustment Amount and the

Closing Net Working Capital pursuant to Section 1.4(c), the Adjustment Amount shall be paid as follows: If the Net Working Capital exceeds $0, then Purchaser shall pay to Sellers an amount equal to the Adjustment Amount. If the Net Working Capital is less than $0, then Sellers shall pay to Purchaser an amount in cash equal to such Adjustment Amount. All payments will be made by check or wire transfer of immediately available funds to an account specified by the receiving party. Notwithstanding the foregoing, if the Net Working Capital is less than $0, and if the Sellers have net collected sufficient accounts receivable to fund the payment of the Adjustment Amount as reasonably documented to Purchaser, then the Adjustment Amount shall be set off against the "Earn-Out" payable under Sellers' Employment Agreements (as defined below), provided any portion of the Adjustment Amount owed by Sellers to Purchaser not set off against "Earn-Out" under the Sellers' Employment Agreements by November 30, 2002 shall be paid by check or wire transfer to Purchaser on or before December 31, 2002.

         SECTION 1.5 ACQUISITION TAXES. Each Seller shall be responsible for any transfer and similar taxes imposed on such Seller by the State of North Carolina or any other Governmental Authority by reason of the sale of the Shares to Purchaser, and shall file such applications and documents as shall permit any such tax to be assessed and paid when due. Each party shall execute and deliver all instruments and certificates necessary to enable the parties to perform their obligations pursuant to this Section 1.5.


SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLERS
           -----------------------------------------

         In order to induce Purchaser and Metretek to enter into this Agreement and to perform their respective obligations hereto, Sellers hereby jointly and severally represent and warrant to and for the benefit of Purchaser and Metretek as follows:

         SECTION 2.1. ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed in Schedule 2.1 hereto, which is each jurisdiction in which either the conduct of its business or activities or the ownership, lease or operation of its properties or assets requires such qualification. Except for the jurisdictions in which the Company is incorporated or is qualified as a foreign corporation, (i) no other jurisdiction has claimed, in writing or otherwise, that the Company is required to be licensed or qualified as a foreign corporation therein, (ii) the Company has never filed franchise, income or other tax returns in any other jurisdiction, and (iii) the Company does not own, lease or operate any property in any other jurisdiction.

         SECTION 2.2. SUBSIDIARIES. The Company has no direct or indirect subsidiaries and does not own, hold or control, directly or indirectly, any shares of capital stock or any other equity, voting, ownership or management interest in and of any Entity. The Company is not a partner, member or participant of or in (nor is any of its business conducted through) any partnership, limited liability company, joint venture or other type of Entity.

         SECTION 2.3. CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists solely of 100,000 shares of common stock, par value $1.00 per share ("Common Stock"), of which 16,666 shares are issued and outstanding, and all issued and outstanding shares of Common Stock are owned by Sellers. The Company has never issued any shares of Common Stock or of any other class of capital stock to any Person other than Sellers, and no Person other than Sellers owns or has ever owned any shares of Common Stock or any other class of capital stock of the Company.

                  (b) All of the issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of any, and are free from any, preemptive rights, have no personal liability attached to the ownership thereof, and were offered, sold and issued in full compliance with all applicable federal and state securities laws.

                  (c) No shares of Common Stock are reserved for issuance upon the exercise of outstanding options, warrants or other rights. The Company has no other equity or voting securities of any class or series authorized, issued, reserved for issuance or outstanding, and has no outstanding securities, bonds, debentures, notes or other rights, instruments or obligations the holders of which have the right to vote with the holders of Common Stock or which are convertible into or exchangeable or exercisable for Common Stock or any other class or series of capital stock or equity or voting interests in the Company. There are no outstanding options, warrants or other rights (contingent or otherwise) to subscribe for or to purchase from the Company, or obligations, agreements, arrangements, understandings or commitments of any nature (contingent or otherwise) by the Company to issue, sell, transfer, repurchase, redeem or retire, any shares of Common Stock or any other class or series of capital stock or other equity securities of the Company, or securities which are convertible into or exchangeable or exercisable for Common Stock or any other class or series of capital stock or other equity or voting interests in the Company.

                  (d) Neither the Company nor either Seller is a party to any voting trust, voting agreement, proxy or other agreement or arrangement with respect to the voting, transferability, purchase, sale or redemption of any capital stock of the Company. No Person has any preemptive right, right of first refusal, subscription right or similar right with respect to the issuance or sale of any of the Company's capital stock. No Person has any right of rescission or claim for damages under Federal or state securities laws with regard to the offer, sale or issuance of shares of capital stock of the Company previously issued.

                  (e) The Company has not agreed, and has no obligation (contingent, absolute or otherwise), to register the offer or sale of any of its securities owned by any Person under the Securities Act of 1933, as amended ("Securities Act"), or the securities laws of any state. No other Seller has granted to any Person any options or other rights to purchase any capital shares of the Company from such Seller. SCHEDULE 1.1 sets forth a true and complete list of the names, and holdings of all shareholders of the Company as of the date hereof.

         SECTION 2.4. STATUS OF SHARES.Sellers are the legal, beneficial and record owners of, and have good, valid and marketable title to, all of the Shares, free and clear of any and all restrictions on transfer (other than any restrictions under the Securities Act or applicable state securities laws), mortgages, pledges, security interests, liens, charges, equities, claims, trusts, encumbrances, agreements, rights of first refusal, preemptive rights, limitations on voting rights, sale obligations (such as pursuant to a "co-sale", "take-along," or "bring-along" agreements or the like), or warrants, options or other rights, restrictions or limitations of any kind or nature whatsoever ("Liens"). Upon consummation of the transactions contemplated hereby, Purchaser will acquire good, valid and marketable title to all of the Shares, free and clear of any and all Liens.

         SECTION 2.5. POWER AND AUTHORITY. The Company has all requisite right, capacity, power and authority, corporate or otherwise, to conduct its business and affairs as presently conducted and to own, lease and operate its assets and properties as currently owned, leased and operated. Each Seller has all requisite right, capacity, power and authority to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by such Seller hereunder (the "Related Seller Agreements") and to perform his obligations hereunder and thereunder.

         SECTION 2.6. ENFORCEABILITY. This Agreement and the Related Seller Agreements have been duly and validly executed and delivered by Sellers, and constitute legal, valid and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms, except as such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws now or hereafter in effect relating to or affecting generally the enforcement of creditors' rights and remedies, and by general principles of equity, whether applied in a proceeding in equity or at law.

         SECTION 2.7. NO CONFLICTS. The execution and delivery by Sellers of this Agreement and each Related Seller Agreement to which they are a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not, directly or indirectly, (a) violate, conflict with, or constitute a breach of or a default (or an event that, after the giving of notice or the lapse of time or both, would constitute a default) under any provision of (i) the articles of incorporation, bylaws or other charter or organizational documents of the Company, (ii) any resolution adopted by the board of directors (or any committee thereof) or the shareholders of the Company, (iii) any agreement between the Company and its shareholders, (iv) any contract, obligation, promise, understanding, arrangement, note, security agreement, mortgage, lease, license, bond, indenture, loan or credit agreement or other instrument, commitment or agreement ("Contract") to which either Seller or the Company is a party or by which either Seller or the Company or any of their assets are or may be bound, (v) any license, franchise, approval, certificate, permit or authorization ("License") held by or applicable to the Company, or
(vi) any federal, state, local or foreign law, statute, rule or regulation, or any order, injunction, writ, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company, or any assets or properties of the Company; (b) result in the creation or imposition of any mortgage, lien, pledge, security interest or any other encumbrance, claim or restriction of any kind or description against the Shares or any of the properties or assets of the Company; (c) constitute an event which would (i) permit any Person to revoke, withdraw, suspend, terminate or modify any Contract or License of or relating to the Company or to accelerate the maturity or performance by the Company of any debt, liability or other obligation of the Company, (ii) give any Person the right to challenge any of the transactions contemplated hereby, or (iii) cause the Company or Purchaser to become subject to or liable for the payment of any tax, assessment or similar fee, or (d) otherwise adversely affect the assets, properties, rights, privileges, Licenses, Contracts, business, affairs, condition (financial or otherwise) or prospects of the Company.

         SECTION 2.8. DEFAULTS. Neither the Company nor either Seller is presently in breach or violation of, default under or in conflict with any item set forth in Section 2.7, and, to the best knowledge of Sellers, no event or condition has occurred which, after the giving of notice or the lapse of time or both, could be reasonably expected to result in any such breach, violation, default or conflict.

         SECTION 2.9. CONSENTS. No consent, authorization, permit or approval of, notice or report to, filing or registration with, or waiver, review or any other action ("Consent") by, from or with respect to, any Person is necessary for (i) Sellers to execute and deliver this Agreement and the Related Seller Agreements; (ii) Sellers to perform their obligations hereunder and thereunder; or (iii) Purchaser to be entitled to all the rights, privileges, franchises and benefits currently enjoyed by the Company or by Sellers (with respect to the Company).

         SECTION 2.10. CORPORATE DOCUMENTS. Sellers have delivered to Purchaser true and complete copies (originals of which will be delivered at or prior to the Closing) of the following documents: (i) the [articles] of incorporation and bylaws of the Company, each as in effect on the date hereof; (ii) the minute books of the Company containing true and complete records of all proceedings, consents, actions and meetings of the shareholders, the board of directors and all committees of the board of directors of the Company; (iii) all permits, orders, authorizations, exemptions, registrations and consents issued by any Governmental Authority with respect to the issuance and sale of securities of the Company, and all applications therefor; and (iv) the stock transfer books of the Company setting forth a true and complete record of all issuances and transfers of capital stock of the Company and the ownership of all outstanding capital stock as of the date hereof.

         SECTION 2.11. PROCEEDINGS. There is no action, suit, claim, investigation, arbitration, hearing or other proceeding (whether civil, criminal, administrative, investigative or informal) ("Proceeding") pending or overtly threatened by, before or involving any court, arbitrator or Governmental Authority against, affecting or otherwise relating to (i) the Company or its assets, business, affairs, condition (financial or otherwise), operations or prospects, (ii) either Seller's or (iii) any other officer, director, shareholder, employee or agent of the Company relating to the Company or its business or assets. To the best knowledge of Sellers, no event has occurred and no circumstance or facts exist that may be reasonably likely to give rise to or serve as the basis for any such Proceeding. Neither Seller nor the Company nor any of its properties or assets is subject to any outstanding judgment, order, writ, injunction, decree, determination, verdict, award or ruling by any court, arbitrator or Governmental Authority. Neither Seller nor the Company is presently engaged in or commenced, or has threatened to engage in or commence, any Proceeding against or affecting any other Person.

         SECTION 2.12. BROKERS' FEES. No broker, finder, investment banker or similar agent or any other Person (i) has been engaged, employed or retained by or on behalf of Sellers or the Company, (ii) is a party to any agreement, arrangement or understanding with either Seller or the Company or on their behalf, or (iii) is or may be entitled to receive any fee, commission or other compensation or payment due to any action, agreement, arrangement or understanding of or by either Seller or the Company, in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby.

         SECTION 2.13. FINANCIAL STATEMENTS. Sellers have delivered to Purchaser true and complete copies of the Company's unaudited balance sheet as of March 12, 2001 (the "Latest Balance Sheet"), and as of December 31, 2000 and for the four (4) prior fiscal years, and the related unaudited statements of operations and changes in shareholders' equity for the fiscal years then ended (collectively, the "Financial Statements"). All such Financial Statements (i) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated and with prior periods;
(ii) present fairly the financial condition, results of operations, cash flows and changes in shareholders' equity of the Company as of the respective dates thereof and for the respective periods covered thereby; (iii) have been prepared in accordance and consistent with the books and records of the Company, which have been maintained in accordance with sound business practices; and (iv) reflect reserves which are reasonably adequate for all known or reasonably contemplated liabilities or obligations of any nature, whether accrued, absolute, fixed, contingent or otherwise and whether due or to become due, and all reasonably anticipated losses.

         SECTION 2.14. ABSENCE OF UNDISCLOSED LIABILITIES. As of the date hereof, except as (i) set forth on SCHEDULE 2.14 which will be paid in full on or before the Closing Date, the Company does not have any debts, liabilities or obligations of any kind or nature whatsoever, whether known or unknown, whether accrued, absolute, contingent or otherwise, and whether due. Sellers have no knowledge of any circumstance, condition, event or arrangement that could be reasonably expected to give rise to any additional debts, liabilities or obligations of the Company or its business or assets prior to the Closing.

         SECTION 2.15. ABSENCE OF ADVERSE CHANGES. Since January 1, 2000, (i) the business of the Company has been conducted only in its historic, ordinary course; (ii) there has been no material adverse change in the assets, liabilities, business, operations, affairs, condition (financial or otherwise) or prospects of the Company, and Sellers have no knowledge of any event, change, occurrence or circumstance which are individually or in the aggregate reasonably likely to cause such a material adverse change; and (iii) there has been no damage, destruction, loss, occurrence or event (whether or not insured against) which, either singly or in the aggregate, has had, or might reasonably be expected to have, a material adverse effect on the assets, liabilities, business, operations, affairs, condition (financial or otherwise) or prospects of the Company.

         SECTION 2.16. TAXES.

                  (a) Within the times (or if later all penalties and interest related thereto having been paid in full) and in the manner prescribed, the Company has accurately prepared in good faith and properly filed all federal, state, local and foreign tax returns, reports and forms required by law, rule, regulation or otherwise to be filed and has paid all taxes, assessments and penalties due and payable, and Seller has furnished to Purchaser true and complete copies of all such tax returns, reports and forms so filed since January 1, 1996. All tax returns, reports and forms filed by the Company accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to their future tax liabilities, including the tax bases of their assets and properties. The Company has fully paid or has made adequate provision in the Latest Balance Sheet for all federal, state, local and foreign taxes for the period ending on the date of the Latest Balance Sheet. The Company has timely collected, withheld and paid over all taxes required to be withheld by any federal, state, local or foreign taxing authority and complied with all information reporting requirements related thereto.

                  (b) There are no disputes pending or overtly threatened by any taxing authority as to taxes of any nature payable by the Company. No examinations or audits of the federal, state, local or foreign tax returns of the Company are currently in progress or, to the best knowledge of Seller, threatened or proposed. No deficiency or adjustment for any tax has been claimed, proposed or assessed against the Company by any taxing authority. The Company has not waived or extended any applicable statute of limitations relating to the assessment of federal, state, local or foreign taxes. The Company is not a party to any tax indemnity, tax sharing, or tax allocation agreement. There are no tax liens upon any property or assets of the Company except for taxes not yet due and payable.

                  (c) The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), apply to any disposition of subsection (f) assets (as such term is defined in Section 341(f)(4) of the

Code) owned by the Company. The acquisition of the Company by Purchaser will not result in the payment of any "excess parachute payment" within the meaning of
Section 280G of the Code, and the Company is not a party to any agreement, plan or arrangement that could give rise to any payment that would not be deductible pursuant to Section 280G or Section 162 of the Code. No outstanding debt obligations of the Company are "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code. The Company is not a "United States real property holding company" as defined in Section 897(c)(2) of the Code. The Company has not filed an election under Section 338(g) or Section 338(h)(10) of the Code or caused or been the subject of a deemed election under Section 338(e) of the Code. The Company has not made any payments, and is not obligated to make any payment, and is not a party to any agreement, plan or arrangement that under any circumstances could obligate it to make any payments that will not be deductible under Section 162(m) of the Code.

                  (d) As used in this Section 2.16, the term "tax" includes all federal, state, local or foreign income, franchise, profits, gross receipts, value added, net worth, real property, personal property, sales, transfer, use, service, ad valorem, stamp, environmental, windfall profits, employment, social security, Medicare, disability, workers' compensation, unemployment compensation, occupation severance, purchaser premiums, excise, withholding, payroll and other taxes, charges, fees, levies, tariffs, duties and other assessments of any kind or nature, imposed by the laws and regulations of any governmental jurisdiction (federal, state, local or foreign) or by any taxing authority (federal, state, local or foreign) and all interest, fines and penalties related thereto.

         SECTION 2.17. TITLE TO AND CONDITION OF ASSETS. The Company has good, valid and marketable title in fee simple to (or a valid leasehold interest in) and peaceful and rightful possession of all of its assets and properties, and all of the rights and interests therein, whether real, personal or mixed and whether tangible or intangible, including but not limited to all of the property and assets reflected in the Company's Latest Balance Sheet and all of the assets acquired after the date thereof (other than inventory disposed of in the ordinary course of business since the date thereof), which constitute all of the assets, properties, rights and interests of every kind and description that are used in or required for the conduct of the business of the Company, and which are used in compliance with all legal requirements. All tangible assets and properties are physically located at the Company's principal offices in Greensboro, North Carolina. The Company owns all of its assets, properties, rights and interests free and clear of any and all mortgages, liens, security interests, pledges, charges, claims, assessments, easements, rights-of-way, community property interests, trusts, equitable interests, rights of first refusal, options to purchase, deeds of trust and other restrictions and encumbrances of any kind or nature whatsoever, except for liens for current taxes not yet due and payable. All real property, equipment and other tangible personal property owned or leased by the Company is in good operating condition and repair, ordinary wear and tear excepted and is adequate and suitable for its actual and intended uses.

         SECTION 2.18. REAL PROPERTY.

                  (a) The Company does not own, has not at any time owned, and has no option or obligation to purchase, any real property.

                  (b) The Company is a party to only one lease pursuant to what it is the lessor or the lessee of any real property, being the office lease dated September 26, 2000 between Greensboro Flexxspace, Ltd. and the Company pertaining to the premises located at 307-H South Westgrove Drive, Greensboro, North Carolina (the "Real Property Lease"), a complete and accurate copy of which has been previously furnished to Purchaser. The Company has a valid leasehold interest in and enjoys peaceful and quiet possession of all property leased under the Real Property Lease. The Real Property Lease is in full force and effect and is a valid and binding obligation of the Company and, to the best knowledge of Sellers, of each of the other parties thereto, enforceable against each party to such Real Property Lease in accordance with its terms. The Company is not, and Sellers do not have any knowledge that any other party to the Real Property Lease is, in breach, violation or default (including an event or condition that, with notice or the passage of time or both, could constitute a default) under any term or condition of any Real Property Lease. The Real Property Lease will require the Consent of any Person to consummate the transactions contemplated hereby and entitle the Company, after the Closing as to continue to have the same rights and privileges, and no modified or additional duties or obligations, as the Company is currently entitled thereunder.

         SECTION 2.19. PERSONAL PROPERTY LEASES. The Company is not the lessor or the lessee of any personal property.

         SECTION 2.20. ACCOUNTS AND NOTES RECEIVABLE. All accounts and notes receivable of the Company, whether or not reflected on the Latest Balance Sheet, other than accounts and notes receivable collected since that date, (i) represent valid and enforceable claims for bona fide amounts due for goods delivered and sold or services performed in the ordinary course of business and in accordance with the applicable warranties, purchase orders, contracts and specifications, (ii) are not and will not be subject to any valid defenses, counterclaims or rights of set-off, and (iii) will be collected in full in the ordinary course of business, subject to any reserves set forth in the Latest Balance Sheet.

         SECTION 2.21. INVENTORY. All of the Company's inventory of raw materials, work in process and finished goods, parts and supplies consists of items of a quantity and quality usable and saleable in the ordinary course of business, except for obsolete, defective, slow-moving or damaged items and items of below standard quality, all of which have been written off or written down on the books of the Company to net realizable market value or provided for by adequate reserves in the Latest Balance Sheet. All of the Company's inventory of raw materials, work in process and finished goods, parts and supplies (including inventory on consignment) consists of items of a quantity and quality usable and saleable in the ordinary course of business by the Company (net of any reserve reflected in the Latest Balance Sheet), except for obsolete, defective, damaged and slow-moving items and items below standard quality, all of which have been written down on the books of the Company to net realizable market value or have been provided for by adequate reserves in the Latest Balance Sheet. All inventories of finished goods consist of items that have been manufactured in accordance with, and which meet, applicable industry standards. All inventories are correctly marked. The inventories shown on the Latest Balance Sheet are based on quantities determined by physical count or measurement and are valued at the lesser of cost (determined on a first-in, first-out basis) or market value and on a basis consistent with that of prior years and is adjusted for excess and obsolescence in compliance with the Company's accounting policies which have been delivered in writing to Purchaser.

         SECTION 2.22. DIVIDENDS. The Company has no liability or indebtedness for dividends or other distributions declared, set aside or accumulated but unpaid with respect to any of its outstanding shares of capital stock or other securities.

         SECTION 2.23. RELATIONSHIPS WITH SUPPLIERS AND CUSTOMERS. SCHEDULE 2.23 sets forth a true and complete list of the names and addresses and dollar amounts of business of (i) each customer that purchased in excess of 10% of the Company's goods or services during each of 1999 and 2000, and (ii) each supplier from whom the Company purchased in excess of 10% of its purchases of goods or services in each such period. Since January 1, 2000, no supplier or customer of the Company has canceled any material contract or order, terminated or materially altered its existing business relationship with the Company or indicated any intention to do so, whether as a result of the transactions contemplated hereby or otherwise. The Company is not involved, and Sellers have no knowledge of any facts or circumstances which could be reasonably expected to result, in any claim, dispute or controversy with any of its material suppliers or customers.

         SECTION 2.24. LABOR EMPLOYMENT MATTERS.

                  (a) SCHEDULE 2.24 sets forth a complete and accurate list of employees (full and part-time) and consultants of the Company, along with the current compensation levels (including vacation and sick leave and other benefits and job descriptions.

                  (b) The Company is not a party to any contract, collective bargaining agreement or other agreement with any labor union including any collective bargaining agreement. There has never been an actual or threatened labor dispute, strike, picket, work slowdown, work stoppage or any other job action at any business location of the Company.

                  (c) The Company is in compliance in all material respects with all applicable laws, rules and regulations respecting the employment of, including but not limited to, fair employment practices, terms and conditions of employment, and wages and hours. The Company has not engaged in any unfair or illegal labor practice, and there are no charges or claims of employment discrimination or unfair labor practices pending or, to the best knowledge of the Company, threatened against the Company.

                  (d) No proceedings or claims are pending or, to the best knowledge of Seller, threatened against the Company with respect to any violation or alleged violation of any applicable federal, state or local laws, rules and regulations relating to the employment of labor, including, without limitation, those related to wages and hours, collective bargaining, discrimination on any basis, including without limitation, on the basis of race, color, religion, sex, national origin or age, and the Company has complied in all material respects with all applicable laws and regulations relating to employment of labor.

                  (e) The Company is not a party to, nor is it bound by, any written or oral, express or implied, (i) retainer, consulting, severance, termination, employment or similar contracts or agreements not terminable at will by the Company; or (ii) pension, profit sharing, deferred compensation, bonus, stock option, stock purchase or incentive plans or agreements providing for remuneration or benefits to the Company's employees.

                  (f) The Company has not entered into any severance, termination or similar arrangement in respect of any present or former officer, director, shareholder, employee or consultant that will result in any obligation, absolute or contingent, of Purchaser or the Company to make any payment to any present or former officer, director, employee or consultant following his or her termination of employment by the Company.

                  (g) The Company has made, will prior to the Closing make, or at the Closing will have sufficient cash reserves to make, payment in full through the Closing Date to all of its employees of all wages, salaries, commissions, bonuses, benefits and other compensation due to such employees or otherwise arising under any policy, practice, agreements, plan, program, statute or law.

                  (h) The Company does not now nor has it ever established, maintained, sponsored or contributed to any "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other welfare, bonus, deferred compensation, retirement, incentive, pension, profit sharing, stock purchase, stock option, stock appreciation right, severance, or other similar employee benefit plan, program, policy, arrangement or practice, whether formal or informal, written or oral (collectively, "Employee Plans"), covering any current or former employee, officer or director of the Company, and neither the Company, nor any of its officers, directors or affiliates, has taken any action that would directly or indirectly obligate the Company to establish, maintain, sponsor or contribute to any Employee Plan.

         SECTION 2.25. COMPLIANCE WITH LAWS. The Company, its business and its assets are and have at all times been in compliance in all material respects with all applicable federal, state, local and foreign laws, statutes, ordinances, rules, regulations, codes, licenses, permits, orders, writs, judgments, decrees and other legal requirements (including, without limitation, those applicable to building, health, employment, labor, product liability, zoning, environmental protection, occupational safety, storage, disposal, discharge into the environment of hazardous wastes, environmental protection, conservation, unfair competition, labor practices or corrupt practices) (collectively, "Legal Requirements"). To the best of Sellers' knowledge, no event has occurred or circumstance exists that (with or without the lapse of time or notice or both) may constitute or result in a violation of, or a failure by the Company to comply with, any applicable Legal Requirement. The Company has not received any oral or written notice or other communication from any Person regarding any actual, alleged or potential violation of, or failure to comply with, any Legal Requirement.

         SECTION 2.26. LICENSES. The Company possesses all Licenses necessary for the Company to lawfully conduct its business and affairs and to own, lease, and operate its assets and properties, including all applicable zoning, environmental, health, safety and other permits. All such Licenses have been timely obtained by the Company and are currently valid and in full force and effect, and the Company has not violated, and is not operating in violation of, any such Licenses. No event has occurred or circumstance exists that may (with or without notice or the lapse of time or both) constitute or result in a violation of any term or provision of any License or result in the revocation, withdrawal, suspension, termination or modification of any License. The consummation of the transactions contemplated hereby will not result in the revocation, suspension or termination of any License, or the elimination, reduction or impairment of any rights of the Company under any license, and no License will require the Consent of the issuing authority to permit the Company, as the Surviving Corporation of the Merger, to continue to lawfully conduct the business and affairs, and to lawfully own, lease and operate the assets and properties, of the Company after the Closing.

         SECTION 2.27. PRODUCTS LIABILITY AND WARRANTIES.

                  (a) PRODUCT LIABILITY CLAIMS. No Proceeding is pending or, to the best knowledge of Sellers, threatened against or affecting the Company, its business or assets, arising out of any injury to individuals or to property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by Seller relating to the Company, and Sellers know of no facts, circumstances, actions or omissions that could reasonably create the basis for any such Proceeding.

                  (b) PRODUCT WARRANTIES. SCHEDULE 2.27 sets forth a complete and accurate description of all warranties and pending warranty and service obligations of the Company to its customers with respect to the products manufactured or sold or services performed by the Company within a three year period prior to the date of this Agreement, including the beginning and ending dates of such warranty obligations, and a summary of the warranty charges incurred by Seller during 1998, 1999 and 2000 to date in 2001. SCHEDULE 2.27 also contains a complete and accurate copy of all such written warranties and terms and conditions, and a list and amount of all products manufactured or sold by the Company during the past two years. Each product manufactured, sold, leased or delivered by the Company to any of its customers has been in material conformity with all applicable contractual commitments and all express and implied warranties. Neither Seller knows of any reasonable basis for any present or future Proceeding against the Company giving rise to any liability, for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the latest balance sheet. There is no pending or, to the best knowledge of Sellers, threatened Proceeding under such warranties.

         SECTION 2.28. ABSENCE OF CERTAIN COMMERCIAL PRACTICES. To the best of Sellers' knowledge, neither Seller nor the Company nor any officer, director, employee or agent of the Company (or any Person associated with or acting on behalf of any of the foregoing) has directly or indirectly (i) given or agreed to give any gift, contribution, bribe, rebate, payoff, influence payment, kickback or other payment or benefit on behalf of the Company to any customer, supplier, employee or official of any Governmental Authority (domestic or foreign) to induce the recipient or his employer to do business with, grant favorable treatment or special considerations to, or compromise or forego any claim against, the Company, (ii) made any significant payment which might be improper under prevailing law (regardless of the jurisdiction in which such payment was made) to promote or retain sales or to help, procure or maintain good relations with suppliers, (iii) engaged in any activity which constitutes a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder, (iv) established or maintained any unrecorded or illegal corporate fund or asset, (v) made any false or fictitious entries on the books or records of the Company, (vi) engaged in any practice violating any law or permitting compliance with an unsanctioned foreign boycott or (vii) failed to perform its obligations in any material respect under any Contract with, or violated in any material respect any law known to the Company in its dealings with, any Governmental Authority, including, but not limited to, any law with respect to conspiracy to defraud, false claims, conspiracy to defraud the United States, embezzlement or theft of public money, fraud and false statements, false demands against the United States, mail fraud, wire fraud, RICO, and truth in negotiations.

         SECTION 2.29. ENVIRONMENTAL LAWS. The Company is and has been in compliance in all material respects with all federal, state and local laws (whether common or statutory), statutes, codes, rules, regulations, orders, injunctions, decrees, judgments, compacts, treaties, conventions, legal doctrines, plans, demand letters, agreements with any governmental or regulatory authorities and all other requirements relating to pollution or the protection of health, safety or the environment ("Environmental Laws"), including without limitation the release, discharge or emission of any Hazardous Substances (as defined below) into the environment (including, without limitation ambient air, surface water, ground water, land surface, or subsurface strata) and the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, resulting from the operation of the Company's business or the ownership, lease or use of the Company's properties or assets, or relating to any real estate currently or previously owned or leased by the Company. As used herein, the term "Hazardous Substance" means any substances, materials or wastes which are designated, defined, classified or considered to be hazardous or toxic under any Environmental Law.

         SECTION 2.30. INSURANCE. SCHEDULE 2.30 sets forth a true and complete list and brief description of all policies, binders and bonds of fire, liability, product liability, workers compensation, health and other forms of insurance and fidelity bonds currently in force and maintained by or on behalf of the Company, or which provide for bonding and surety arrangements in connection with the Company's assets and business. All premiums due thereon have been duly and timely paid and all other material terms and conditions have been complied with. All such policies, binders and bonds are in full force and effect, are valid and enforceable in accordance with their terms, provide adequate coverage against such risks of loss and in such amounts for its properties and business as are customarily insured against by similarly-situated businesses, and were issued by reputable, financially sound insurers, and will survive the Closing. No claims are presently pending, outstanding, disputed or otherwise unresolved under any such insurance policies.

         SECTION 2.31. CONTRACTS. SCHEDULE 2.31 sets forth a complete list of all Contracts to which the Company is a party or by which it, its business or its assets are bound or affected, or under which the Company receives any rights or benefits or incurs any duties or obligations. Each such Contract is in full force and effect and is a valid and binding obligation of the Company and of the other parties thereto, enforceable by the Company in accordance with its terms, and neither the Company nor, to the best knowledge of either Seller, any other party to any Contract is in any material respect in breach of or in default under any such Contract, nor has any event or circumstance occurred which, with notice or lapse of time or both, would, to the best knowledge of either Seller, constitute a material breach or default such Contract. Neither the Company nor Seller has received any notice, and Seller has no reason to believe, that any party to any Contract intends to cancel or terminate such Contract or to exercise or not exercise any option thereunder.

         SECTION 2.32. BANK ACCOUNTS. SCHEDULE 2.32 sets forth the name and location of each bank, savings and loan or other financial institution at which the Company has any depository or other account or safe deposit box, together with all account numbers and names of all persons authorized to draw thereon or to have access thereto.

         SECTION 2.33. AFFILIATED PARTY TRANSACTIONS. Except (i) for the payment of compensation for services rendered by employees in the ordinary course of business, or (ii) for payments aggregating less than $5,000 per Person, the Company is not presently engaged, and in the past three years has not engaged, in any transaction of any type whatsoever with any shareholder, officer, director or employee of the Company, or with any member of the immediate family or affiliate of any of such Persons, or with any Entity in which any such Person owns any equity, ownership or voting interest ("Affiliated Person"). The Company has no outstanding loans or other advances to, and is not a party to any lease, license or other contract agreement, understanding or arrangement with, any Affiliated Person other than out-of-pocket expenses incurred in the ordinary course of business. No shareholder, officer, director or employee of the Company owns or has any interest in any of the assets of the Company, provided that the parties hereto acknowledge and agree that the maps and other artwork decorating the Company's premises are the property of Seller.

         SECTION 2.34. INTELLECTUAL PROPERTY. Seller is the exclusive owner of and has the valid right to use all patents, trademarks, copyrights, trade dress, logos, trade secrets, licenses, inventions, processes, discoveries, developments, designs, formulas, know-how, drawings, customer and supplier lists, software, confidential information and other proprietary information and all other proprietary rights, intangible assets and intellectual property, and all copies and tangible embodiments thereof in whatever form or medium, including but not limited to the name "Industrial Automation" and the domain "www.industrial-automation.com" (collectively, "Intellectual Property") necessary or desirable for the operation of the Business as presently conducted and as proposed to be conducted. SCHEDULE
2.34 sets forth a complete and accurate list of all Intellectual Property of the Company. All rights of the Company in and to its Intellectual Property prior to the Closing will be available for use by Purchaser after the Closing. Neither the Company, nor either Seller in the conduct of the business of the Company, has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any third parties, and neither the Company nor either Seller in the conduct of the business of the Company has never received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or conflict (including any claim that the Company or either Seller must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company. The continued operation of the business of the Company by Purchaser after the Closing as currently conducted will not interfere with, infringe upon, misappropriate or otherwise come into conflict with any Intellectual Property rights of any third parties either the Company or either Seller is a party to any agreement, document, arrangement or understanding pursuant to which either the Company or either Seller has licensed or granted any right or interest in, to or under any of its Intellectual Property. The Company is not obligated or under any liability whatsoever to make any payment, by way of fees, royalties or otherwise, to any owner or licensor of, or other claimant to, any of the Intellectual Property. Neither the Company or either Seller has disclosed any trade secrets or other proprietary or confidential information of the Company to any Person.

         SECTION 2.35. SECURITIES REPRESENTATIONS AS TO THE METRETEK SHARES.

                  (a) INVESTMENT INTENT. Each Seller is acquiring the Metretek Shares solely for his own account, and not as nominee or agent for any other Person, for investment purposes only, and not with a view to any subsequent offering, resale or distribution of the Metretek Shares.

                  (b) SOPHISTICATION AND SUITABILITY. Each Seller has such knowledge and experience in business and financial matters to be capable of independently evaluating the merits and risks of an investment in the Metretek Shares. Seller has independently evaluated the risks and merits of acquiring the Metretek Shares and has independently determined that the Metretek Shares are a suitable investment for Seller. Each Seller has sufficient financial resources to bear the economic risk of a loss of its entire investment in the Metretek Shares.

                  (c) ACCESS TO INFORMATION. Each Seller and his representatives have made an independent investigation of Metretek and Purchaser and its assets, properties, business, liabilities, financial condition, results of operations and prospects. Each Seller has received a copy of each Annual Report on Form 10-KSB, Quarterly Report on 10-QSB, Current Report on Form 8-K and Proxy Statement, filed with the Securities and Exchange Commission by Metretek since January 1, 2000. Each Seller and his representatives have had an opportunity to ask questions of and to receive answers from representatives of Metretek or Purchaser to the full satisfaction, and have been given access to all of the agreements, instruments, financial statements and other information concerning the business, assets, properties, liabilities, financial condition, results of operations and prospects of Metretek, and all questions have been answered and all information has been provided to the full satisfaction of each Seller and his representatives, and has had access to all of the information they consider necessary or appropriate, in order to evaluate the risks and merits of acquiring the Metretek Shares, and have received all information requested to their satisfaction.

                  (d) NO RELIANCE. In making his investment decision, neither Seller has relied upon any representations made by Metretek with respect to Metretek or the Metretek Shares (except as set forth in this Agreement) or any projections or other estimates or forecasts of future performance provided by Metretek.

                  (e) ACCREDITED INVESTOR. Each Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                  (f) NO REGISTRATION. Each Seller understands and acknowledges that the Metretek Shares to be acquired by him hereunder have not been registered for offer or sale to Seller under the Securities Act or under the securities laws of any state, but are being offered and sold by Metretek to Seller pursuant to and in reliance upon exemptions from the registration requirements of such securities laws, and that Metretek is relying upon the truth and accuracy of the representations, warranties, covenants and agreements of Seller set forth herein in order to determine the availability of such exemptions and the suitability of Seller to acquire the Metretek Shares.

                  (g) RESTRICTIONS ON RESALE. Each Seller understands and acknowledges that, as a consequence of the restrictions on subsequent transfer imposed by the exemptions from registration referred to in Section 2.35(f) above, the Metretek Shares may not subsequently be offered, sold, assigned, conveyed, pledged, hypothecated or otherwise transferred by Seller except pursuant to an effective registration statement registering the sale or transfer of the Metretek Shares under the Securities Act and under applicable state securities laws or pursuant to an exemption from such registration requirements, and the certificates representing the Metretek Shares shall bear a legend setting forth such restrictions substantially as follows:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY RECEIVES EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO IT (SUCH AS AN OPINION OF COUNSEL).

         SECTION 2.36. FULL DISCLOSURE. Neither this Agreement (including the schedules and exhibits hereto), nor any other written or oral certificates, statements or other documents or information delivered or to be delivered to Purchaser by Sellers or on behalf of the Company in connection with the transactions contemplated hereby or thereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances in which they were or are made, not false or misleading. Seller has delivered or disclosed to Purchaser all material information (financial or otherwise) in the possession of the Seller or the Company regarding the assets, properties, business, affairs, condition (financial or otherwise), results of operations or prospects of the Company or which Seller believes is otherwise material to Purchaser's decision to purchase the Shares. There is no information known to

Seller which has had, or insofar as Seller can now reasonably foresee, in the future will be reasonably likely to have, a material adverse effect on the Company which is not set forth in this Agreement or has not been otherwise disclosed in writing to Purchaser.

         SECTION 2.37. KNOWLEDGE. To the extent that any representation or warranty in this Section 2 is qualified to a Seller's knowledge or awareness, Seller represents and warrants that he or she has made a diligent investigation sufficient to express an informed view concerning the matters to which such representation or warranty relates, including diligent inquiries of the Company's directors, officers, employees, consultants, legal counsel, accountants and other representatives.


SECTION 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER.
           -------------------------------------------

         Purchaser hereby represents and warrants to and for the benefit of Sellers as follows:

         SECTION 3.1 ORGANIZATION. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         SECTION 3.2 POWER AND AUTHORITY. It has all requisite right, power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and any Related Agreement to which it is or will be a party. The execution and delivery by it of this Agreement and the performance by Purchaser of its obligations hereunder has been, on prior to the Closing will be, duly and validly authorized by all requisite action, corporate or otherwise, of it.

         SECTION 3.3 ENFORCEABILITY. This Agreement has been duly and validly executed and delivered on behalf of it and, subject to approval by the Board of Directors of Metretek, constitutes a legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally, and by general principles of equity.

         SECTION 3.4 NO CONFLICTS. Except for and subject to the receipt of the consents and waiver of National Bank of Canada, the execution and delivery by it of this Agreement and the performance by Purchaser of the transactions and obligations contemplated hereby and thereby do not and will not (a) violate, conflict with, contravene or constitute a breach or a default (or an event that, after the giving of notice or the lapse or time or both, would constitute a default) under any provision of (i) Purchaser's articles of incorporation, bylaws or other charter or organizational documents; (ii) any contract, agreement, obligation, understanding, commitment, note, security agreement, lease, loan agreement, debt instrument or other instrument or agreement to which it is a party or by which it or any of its assets is bound; or (iii) any license, approval, certificate, permit or authorization held by Purchaser; or
(b) violate any applicable federal, state or local law, statute, rule, regulation or ordinance, or any order, injunction, writ, judgment, decree, or ruling of any court, arbitrator or Governmental Authority.

         SECTION 3.5 CONSENTS. Except for the consent and waiver of the National Bank of Canada, no Consent by any Person is necessary for it to execute and deliver this Agreement and to perform its obligations hereunder.

         SECTION 3.6 NO PROCEEDINGS. There are no Proceedings pending or, to the best of its knowledge, threatened by or before any court, arbitrator or Governmental Authority against it against or affecting it or its assets, (a) in which any Person is seeking to restrain or prohibit, or to obtain damages or other relief in connection with, or to challenge the validity or legality of, this Agreement or the transactions contemplated hereby, or (b) which, if determined adversely to Purchaser, would be reasonably likely to have a material adverse effect on the ability of Purchaser to perform its obligations hereunder or to consummate the transactions contemplated hereby.

         SECTION 3.7 NO BROKERS. No broker, finder, investment broker or similar agent is or shall be entitled to receive any fee, commission or other remuneration or compensation relating to the transactions contemplated by this Agreement based on any action taken by or on behalf of Purchaser.

         SECTION 3.8 METRETEK CAPITALIZATION; METRETEK SHARES.

                  (a) CAPITALIZATION OF METRETEK. The authorized capital stock of Metretek consists of 25,000,000 shares of Common Stock, par value $.01 per share, 1,000,000 shares of Series A Preferred Stock, par value $.01 per share, 1,000,000 shares of Series B Preferred Stock, par value $.01 per share, and 500,000 shares of Series C Preferred Stock, par value $.01 per share, of which, as of March 1, 2001, 5,908,067 shares of Common Stock, and 7,000 shares of Series B Preferred Stock were issued and outstanding.

                  (b) METRETEK SHARES. The Metretek Shares have been validly authorized and, when issued at the Closing as contemplated by this Agreement, will be validly issued, fully paid and non-assessable.


SECTION 4. ADDITIONAL CLOSING COVENANTS
           ----------------------------

         SECTION 4.1 CONDUCT OF BUSINESS OF THE COMPANY.

                  (a) From the date of this Agreement through the Closing Date, Sellers shall cause the Company to conduct its business only in the ordinary course consistent with past practices, including but not limited to using its best efforts to (i) preserve intact its business organization and its good will, including its relationships with its suppliers, customers, lenders and others having business relationships with it, (ii) perform all its obligations in accordance with their terms, (iii) maintain its assets in good operating condition, (iv) keep available the services of its present lessors, lessees, licensors, licensees, suppliers, customers, employees and agents, and (v) comply with all applicable laws, rules, regulations and orders.

                  (b) From this date of this Agreement through the Closing Date, Sellers shall deliver to Purchaser, on a no less than a monthly basis, accurate, complete and current copies of financial statements of the Company and any reports with respect to the operations of the Company prepared by or for the Company or the Sellers, all such financial statements to be prepared in accordance with generally accepted accounting principles consistently applied.

                  (c) By way of amplification and not limitation, the Company shall not, and Sellers shall not permit the Company to, between the date of this Agreement and the Closing Date directly or indirectly do, or propose or agree to do, any of the following without the prior written consent of Purchaser:

                           (i) amend, restate or otherwise modify its Articles
of Incorporation or By-laws as an effect on the date hereof;

                           (ii) issue, sell, pledge, dispose of, grant,
encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (1) any shares of capital stock of any class of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company, or (2) any assets of the Company, except for sales of inventory in the ordinary course of business and in a manner consistent with past practice;

                           (iii) declare, set aside, make or pay any dividend of
other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                           (iv) reclassify, combine, split, subdivide or redeem,
purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                           (v) (1) acquire (including, without limitation, by
merger, consolidation, or acquisition of stock or assets), merge or consolidate with or enter into any similar business transaction with any Entity or any division thereof or acquire any material amount of assets; (2) incur or guarantee any indebtedness for borrowed money including, without limitation, request an advance or draw down on any existing debt facility, or issue any debt securities or assume, guarantee or endorse, or as an accommodation or otherwise become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (3) enter into or amend any Contract other than in the ordinary course of business, consistent with past practice; or (4) authorize any single capital expenditure of which is in excess of $5,000 or capital expenditures for the company which exceed $10,000 in the aggregate;

                           (vi) increase the compensation payable or to become
payable or the commission structure applicable to its officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company, or establish, adopt, enter into or amend any employee stock ownership plan, any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee.

                           (vii) take any action, other than reasonable and
usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

                           (viii) make any tax election or settle or compromise
any material federal, state, local or foreign income tax liability;

                           (ix) grant any license or compromise or settle any
claims with respect to Intellectual Property; and

                           (x) create, incur or suffer any claim, liability or
obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than accounts payable or in the ordinary course of business and consistent with past practice.

                           (xi) create, incur or suffer any pledge, security
interest, lien, claim or other encumbrance on any of its assets;

                           (xii) commence or give or receive any notice or
threat of commencement, or incur the commencement, or settle, discharge or compromise, any Proceeding or material claim against or affecting the Company or its assets, business or affairs;

                           (xiii) make any capital investment in, loan to or
acquisition of the securities or assets of, any Entity;

                           (xiv) Incorporate or otherwise form or create any
subsidiary;

                           (xv) enter into any transaction with any of its
officers, directors, shareholders or employees, or their affiliates or relatives, other than (A) payment of compensation for services rendered by employees, and (B) transactions that, in the aggregate, amount to less than $5,000 per Person;

                           (xvi) (i) assign, terminate or modify any material
rights or claims, or (ii) make or give any waiver, compromise or release of any material right or claim, or forgiveness or cancellation of any material debt or claim;

                           (xvii) make any loan, advance, capital contribution
to or investment in any Person, or any guaranty of any loan, debt or other obligation of any other Person; or

                           (xviii) enter into oral or written any agreement,
arrangement or understand to do any of the foregoing;

         SECTION 4.2 ACCESS. From the date of this Agreement through the Closing Date, Sellers shall provide Purchaser and its officers, directors, employees and agents and representatives full access during normal business hours to the assets and to the employees, agents, properties, books, contracts, accounts, commitments, records, tax returns and documents of the Company and shall furnish to Purchaser and its agents and representatives books, records, contracts, data and information concerning the assets, business and affairs of the Company as Purchaser and its agents and representatives may reasonably request. In the event that the transactions contemplated by this Agreement fail to be consummated, then Purchaser shall promptly return to Sellers all data and information furnished to it and shall keep all such data and information confidential. No investigation pursuant to this Section 4.2 shall affect any representation or warranty of Sellers or any condition to the closing obligations of Purchaser.

         SECTION 4.3 RISK OF LOSS. Until the Closing, Sellers assume all risk of loss, whether by reason of theft, fire, act of God, or other casualty, including any business risk and Purchaser shall not be obligated to consummate the transactions contemplated hereby if there is any material loss of business caused by any casualty, whether through the fault or negligence of Sellers or otherwise.

         SECTION 4.4 CONSUMMATION OF TRANSACTIONS. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts, and will cooperate with each other, to take, or cause to be taken, as promptly as practicable, all such actions and to do, or cause to be done, all other things necessary to carry out its obligations under this Agreement and under all other agreements contemplated by this Agreement and to consummate and make effective the transactions contemplated hereby and thereby, including obtaining all Consents which are necessary in connection with the transactions contemplated hereby and thereby.

         SECTION 4.5 PUBLIC ANNOUNCEMENTS. From the date of this Agreement until the Closing Date or the earlier termination of this Agreement in accordance with the terms hereof, Purchaser and Sellers shall consult with each other before issuing any press releases or otherwise making any public statements or disclosures with respect to this Agreement or the transactions contemplated hereby (directly or through affiliates) and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed, except (i) disclosure to third parties and whose consent, approval or waiver is required in connection hereunder or (ii) to the extent required by any applicable law or regulation, any governmental authority or judicial proceeding, or by the rules and regulations of the Nasdaq Stock Market.

         SECTION 4.6 NOTIFICATION OF CERTAIN MATTERS. From the date of this Agreement through the Closing Date or the earlier termination of this Agreement in accordance with the terms hereof, Purchaser and Seller each shall give prompt notice to the other of (a) the occurrence, or failure to occur, of any event, fact or circumstance the occurrence or failure of which would be reasonable likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or that breaches or is reasonably likely to breach any covenant or agreement set forth in this Agreement, and (b) any material failure on its part to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it hereunder.

         SECTION 4.7 NO SOLICITATION. From the date of this Agreement through the Closing Date or the earlier termination of this Agreement in accordance with the terms hereof, Sellers shall not, and shall permit or authorize the Company or any of its officers, directors, employees, shareholders, employees, agents or Affiliates to, directly or indirectly, solicit, initiate, encourage or take any other action to facilitate the initiation or submission of inquiries, proposals, tenders or offers by or from, provide any information to, enter into any agreement with, or participate in any discussions or negotiations concerning any direct or indirect acquisition of any interest in the Company or any of its business or assets (other than sales of goods and services in the ordinary course of business) by, any Person other than Purchaser. Sellers shall immediately notify Purchaser any, and provide to Purchaser a copy any written or the terms of any oral , inquiry, proposal, tender or offer that the Company or either Seller may receive.

         SECTION 4.8 EMPLOYEE MATTERS.

                  (a) Sellers shall cause the Company to pay, and shall personally remain responsible after the Closing for, all compensation and benefits, including wages, salaries, commissions, bonuses, deferred compensation, severance, termination, insurance, pensions, profit-sharing, vacation, sick pay and other compensation or benefits to which all employees, consultants and other service providers of the Company are entitled for all periods prior to the Closing Date.

                  (b) Except for the Employment Agreements (as defined below), Purchaser may, but shall not be required, to offer continued employment to any or all of the current employees of the Company. Each employee of Seller to be so employed after the Closing shall be subject to Purchaser's normal application and screening procedure and compensation and benefits policies. No provisions of this Agreement, express or implied, shall confer on any employee or former employee of the Company any right to employment or any continued right to employment for any extended period, and each such employee shall be an "at will" employee of Purchaser, except as set forth in the Employment Agreements and in any other written employment agreements signed by the Company.

         SECTION 4.9 EMPLOYMENT AND NON-COMPETITION AGREEMENTS. At the Closing, Purchaser and each Seller shall execute and deliver to each other an Employment and Non-Competition Agreement, in substantially the form of EXHIBIT A hereto (the "Employment Agreements").

         SECTION 4.10 RESIGNATION. At the Closing, Sellers shall deliver to Purchaser the resignations of all officers and directors of the Company in such capacities, which shall be effective upon the Closing Date (the "Resignations").

         SECTION 4.11 LIABILITIES. Prior to the Closing, Sellers shall cause the Company to fully pay, satisfy and discharge all of debts, liabilities, take accounts payable and other obligations and commitments of the Company of any kind or nature accruing as of or arising prior to the Closing Date, and/or to maintain sufficient cash reserves on the Closing Date to pay, satisfy and discharge any remaining obligations.

         SECTION 4.12 OWNERSHIP OF SHARES. Each Seller hereby covenants and agrees that, from the date hereof until the Closing or the earlier termination of this Agreement in accordance with the terms hereof, he shall not, and shall not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any encumbrance on, or grant any proxy with respect to, any of the Shares, and any attempt by either Seller to do the same shall be void ab initio.


SECTION 5. CONDITIONS PRECEDENT TO PURCHASER'S AND METRETEK'S CLOSING
           ----------------------------------------------------------
           OBLIGATIONS
           -----------

         The obligations of Purchaser to purchase the Shares, of Metretek to issue the Metretek Shares, and of Purchaser and Metretek to take the other actions contemplated hereby to be taken by Purchaser and Metretek at or prior to the Closing, are subject to the satisfaction (unless waived in writing by Purchaser and Metretek), at or prior to the Closing, of each of the following conditions:

         SECTION 5.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty made by Sellers in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as if they had been made on the Closing Date.

         SECTION 5.2 PERFORMANCE OF COVENANTS. Each Seller shall have performed, satisfied and complied with all covenants, agreements, obligations and conditions under this Agreement which are to be performed, satisfied or complied with by such Seller at or prior to the Closing.

         SECTION 5.3 PROCEEDINGS AND DOCUMENTS SATISFACTORY. All proceedings, corporate or otherwise, to be taken by Seller or the Company in connection with the transactions contemplated hereby, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Purchaser and its counsel.

         SECTION 5.4 NO PROCEEDINGS. No Proceeding shall be pending or overtly threatened by or before any court, arbitrator or Governmental Authority (a) against or affecting the Company or its assets, business, affairs or operations;
(b) against or affecting either Seller that directly or indirectly affects or involves the Company or its assets, business, affairs or operations or (c) which seeks the restraint, prohibition or obtaining of damages or other relief in connection with, or which questions or challenges the legality, validity or enforceability of this Agreement, or which may have the effect of preventing, delaying, or otherwise interfering with the consummation of the transactions contemplated hereby, or (d) which seeks the restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 5.5 NO CLAIMS FOR SHARES. No Person (other than Sellers) shall have made or overtly threatened to make any claim that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any of the shares or any other capital stock or any voting, equity or ownership interest in, or any other security of, or any option, warrant or right to acquire any securities of, the Company, or (b) is entitled to all or any portion of the Purchase Price.

         SECTION 5.6 DELIVERIES AT CLOSING. Sellers shall have delivered to Purchaser at the Closing the Shares and each of the certificates, instruments, documents and agreements required to be delivered to Purchaser hereunder.

         SECTION 5.7 CONSENTS. Any and all Consents necessary to permit the consummation of the transactions contemplated hereby shall have been duly obtained.

         SECTION 5.8 NO MATERIAL ADVERSE CHANGE. Since January 1, 2001, there shall not have been any material adverse changes in the assets, business, affairs, condition (financial or otherwise), results of operations or prospects of the Company.

         SECTION 5.9 DUE DILIGENCE REVIEW. Purchaser shall have completed its due diligence review of the Company, including its assets, liabilities, properties, employees, suppliers, customers, business, affairs, condition (financial or otherwise) operations and proposals and shall not have discovered any material error or misstatement in any representations and warranties of Sellers, or any material adverse circumstances, conditions or facts relating to the Company, and shall be satisfied in its sole discretion with the results of its review.

         SECTION 5.10 EMPLOYMENT AGREEMENTS. Each Seller shall have executed and delivered to Purchaser his respective Employment Agreement.

         SECTION 5.11 METRETEK BOARD APPROVAL. The Board of Directors of Metretek shall have approved and authorized this Agreement and the transactions contemplated hereby, including the issue of the Metretek Shares to Sellers.

         SECTION 5.12 BANK APPROVAL. National Bank of Canada shall have consented to this Agreement and the transactions hereby, including the issuance of the Metretek Shares to Sellers.

         SECTION 5.13. SECURITIES LAWS. All pre-issuance registrations, qualifications, notifications, permits and approvals, if any, required under applicable state securities laws for the lawful execution, delivery and performance of this Agreement and the offer, sale, and delivery of the Shares to Purchaser and the Metretek shares to Sellers shall have been obtained prior to the Closing and in full force and effect on the Closing Date.

         SECTION 5.14. NO CHANGES. After the date hereof until the Closing Date, there shall not have occurred:

                   (a) any material adverse change, or any development involving a prospective material adverse change, in either (i) the assets, properties, business, affairs, condition (financial or otherwise), operations or prospects of the Company, or (ii) the financial or market conditions or circumstances in the United States; or

                  (b) any imposition of a new legal or regulatory restriction not in effect on the date hereof, or any change in the interpretation of existing legal or regulatory restrictions, which materially and adversely affects the Company or the transactions contemplated hereby; or

                  (c) any event specified in Section 2.15 or Section 4.1.

         SECTION 5.15. AFFILIATE DEBT. Prior to the Closing, any debt, liability or other obligation of Seller, or of any other director, officer, shareholder, employee or agent of the Company, to the Company shall have been repaid in full.

         SECTION 5.16. RESIGNATIONS. Each director and officer of the Company shall have submitted his signed, written resignation at or prior to the Closing.


SECTION 6. CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS
           --------------------------------------------

         The obligations of Sellers to sell and deliver the Shares to Purchaser and to perform their other obligations contemplated hereby to be taken at or prior to the Closing are subject to the satisfaction (unless waived in writing by Sellers), at or prior to the Closing, of each of the following conditions:

         SECTION 6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as if made on the Closing Date.

         SECTION 6.2 PERFORMANCE OF COVENANTS. Purchaser shall have performed, satisfied and complied with all of the covenants, agreements, obligations and conditions under this Agreement which are to be performed, satisfied or complied with by Purchaser at or prior to the Closing.

         SECTION 6.3 NO PROCEEDINGS. No Proceeding shall be pending or overtly threatened before any court, arbitrator or Governmental Agency which seeks the restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 6.4 DELIVERIES AT CLOSING. Purchaser shall have delivered to Sellers at the Closing the Metretek Shares and each of the other certificates, instruments, documents and agreements required to be delivered to Seller hereunder.

         SECTION 6.5 EMPLOYMENT AGREEMENTS. Purchaser shall have executed and delivered to each Seller his respective Employment Agreement.

SECTION 7. THE CLOSING
           -----------

         SECTION 7.1 DATE AND PLACE. The consummation of the sale and purchase of the Shares contemplated hereby (the "Closing") shall take place at the offices of Purchaser as counsel, Kegler Brown, Hill & Ritter, 65 East State Street, Columbus, Ohio, at 10:00 a.m. local time, on April __, 2001, or at such other time, date or place as the parties shall mutually agree (the actual date of the Closing is referred to herein as the "Closing Date").

         SECTION 7.2 DELIVERIES BY SELLERS. At the Closing, Sellers shall deliver or cause to be delivered to Purchaser, in form reasonably acceptable to Purchaser's counsel:

                  (a) Certificates representing the Shares, duly endorsed in blank for transfer to Purchaser or accompanied by stock powers duly endorsed in blank for transfer to Purchaser;

                  (b) All Consents relating to Sellers or the Company necessary to permit the consummation of the transactions contemplated by this Agreement;

                  (c) All records, documents and files of the Company, including within limitation all of its minute books, stock records, financial statements, tax returns and accounting records;

                  (d) The Company's Articles of Incorporation and Bylaws, as in effect on the Closing Date, certified by the Secretary of the Company;

                  (e) Certificates of Good Standing of the Company, dated within ten (10) business days of the Closing Date, issued by the Secretary of State of each state in which the Company is incorporated or licensed or qualified to do business as a foreign corporation;

                  (f) A certificate duly executed by each Sellers, dated as of the Closing Date, certifying that, (i) such Sellers has fully performed, satisfied and complied with all agreements, obligations, covenants and conditions required by this Agreement for Seller to perform, satisfy or comply with at or prior to the Closing, and (ii) all of the representations and warranties of such Seller set forth in this Agreement are true and correct as of the Closing Date;

                  (g) The Employment Agreements, duly executed by each Seller;

                  (h) The Resignations, duly executed by the officers and directors of the Company; and

                  (i) All other items documents, instruments and certificates required to be delivered by Sellers or the Company pursuant to any provision of this Agreement or any Related Agreement or reasonably requested by Purchaser.

         SECTION 7.3 DELIVERIES BY PURCHASER. At the Closing, Purchaser shall deliver or cause to be delivered to Sellers, in form reasonably acceptable to Sellers' counsel:

                  (a) Certificates representing the Metretek Shares to be issued to Sellers hereunder, duly registered on the business of Metretek in the name of Sellers;

                  (b) True and complete copies of corporate resolutions, certified as of the Closing Date by the Secretary of Purchaser as having been duly adopted by the Board of Directors of Purchaser, authorizing Purchaser's execution and delivery of this Agreement and its consummation of the transactions contemplated hereby and thereby; and

                  (c) A certificate duly executed by the Chairman of the Board, the President or the Executive Vice President of Purchaser, dated as of the Closing Date, certifying that, to the best of his knowledge and belief after due inquiry, (i) Purchaser has fully performed, satisfied and complied with all agreements, obligations, covenants and conditions required by this Agreement to be performed, satisfied or complied with at or prior to the Closing, and (ii) all of the representations and warranties of Purchaser set forth in this Agreement are true and correct as of the Closing Date;

                  (d) The Employment Agreements, duly executed on behalf of Purchaser; and

                  (e) All other items documents, instruments and certificates required to be delivered by Purchaser pursuant to any provision of this Agreement or any Related Agreement or reasonably requested by Sellers.

         SECTION 7.4 EFFECTIVENESS OF CLOSING. No action to be taken or delivery to be made at the Closing shall be effective until all of the actions to be taken and deliveries to be made at the Closing are complete.


SECTION 8. SURVIVAL AND INDEMNIFICATION
           ----------------------------

         SECTION 8.1 SURVIVAL. The representations and warranties set forth in this Agreement shall survive the Closing and shall continue in full force and effect thereafter, regardless of any investigation made by any party hereto, for a period of five (5) years after the Closing Date, except that any Claims (as defined in Section 8.4) (i) for breach of a representation or warranty set forth in Sections 2.3 through 2.9, or claims relating to fraud or taxes, shall expire only upon the expiration of the applicable statute of limitations; or (ii) that arose prior to the expiration of such survival period where proper notice thereof is given pursuant to Section 8.4 prior to the expiration of such survival period shall not expire until fully and finally resolved. All covenants and agreements set forth in this Agreement shall survive the Closing.

         SECTION 8.2 INDEMNIFICATION BY SELLERS. Sellers shall jointly and severally indemnify, defend and hold harmless Purchaser, its affiliates, successors and assigns, and the officers, directors, shareholders, partners, employees, agents and representatives of any of them, from and against any and all claims, actions, suits, proceedings demands, losses (including diminutions in value), expenses, obligations, taxes, liabilities, damages, recoveries and deficiencies (including, without limitation, interest, fines, penalties, costs of investigation, reasonable attorneys', accountants' and other professionals' fees and expenses and amounts paid in settlement) (collectively, "Damages") arising out of, based upon or resulting from (a) any breach or violation of, inaccuracy or misrepresentation in, or failure by the Seller to perform, any representations, warranties, covenants, agreements or other obligations of the Company made in this Agreement or in any schedule, certificate, exhibit or other document or instrument furnished or to be furnished by Sellers to Purchaser pursuant to this Agreement; (b) any act or omission of Sellers with respect to, or any event or circumstance related to, the ownership, lease or operation of the assets or the conduct of the business, which act, omission, event or circumstance occurred or existed prior to or at the time of the Closing, without regard to whether a claim with respect to such matter is asserted before or after the Closing; (c) any debt, liability or obligation of the Company, or of Sellers relating to the assets, business, affairs, operations or condition of the Company or adversely affecting the Purchaser, arising or accruing prior to the Closing, other than as set forth in
Schedule 2.14; (d) any product shipped or manufactured by its or any services provided by the Company prior to the Closing Date; or (e) any claim by any Person to (i) own, or to have the right to own or acquire, any shares of capital stock, or any options, warrants or rights to acquire shares of capital stock of, or any other securities of, or any other equity, ownership, voting, management or other interest in, the Company, or (ii) all or any portion of the Purchase Price or (iii) any compensation, remuneration or other payment with respect to this Agreement or any Related Agreement or any transaction contemplated hereby or thereby of the foregoing rights or interests.

         SECTION 8.3 INDEMNIFICATION BY PURCHASER. Purchaser shall indemnify, defend and hold harmless Sellers and their affiliates, successors and assigns, and the officers, directors, shareholders, partners, employees, agents and representatives of any of them, from and against any and all Damages arising out of, based upon or resulting from any breach or violation of, inaccuracy or misrepresentation in, or failure by Purchaser to perform, any of the representations, warranties, covenants, agreements or other obligations of the Purchaser made in this Agreement.

         SECTION 8.4 CLAIMS FOR INDEMNIFICATION

                  (a) Whenever any party hereunder believes it has suffered or incurred or is likely to suffer or incur any Damages, or any action or proceeding is commenced or threatened or claim is made that could result in Damages, which is reasonably likely to give rise to a claim ("Claim") for indemnification under this Agreement, the party seeking indemnification ("Indemnified Party") shall, upon obtaining knowledge thereof, promptly notify in writing the party against whom indemnification is sought ("Indemnifying Party") of the Claim and, when known, the facts constituting the basis for such Claim and the amount and nature of the Damages or an estimate thereof. The Indemnified Party's failure to timely notify Indemnifying Party of any Claim or potential Claim shall not relieve the Indemnifying Party of any liability hereunder unless and only to the extent that such failure causes Indemnifying Party to lose the right to assert any substantive rights or defenses or to the extent that the Indemnifying Party is actually prejudiced in its rights or obligations.

                  (b) The Indemnified Party shall give the Indemnifying Party a reasonable opportunity to participate in and to assume the defense of any such Claim at the Indemnifying Party's own expense and with counsel of the Indemnifying Party's own selection reasonably satisfactory to the Indemnified Party provided, however, that Indemnified Party shall at all times also have the right but not the obligation, to fully participate in the defense of the Claim and to employ its own counsel at its own expense. Notwithstanding the foregoing, if the Indemnified Party reasonably determines that: (i) legal defenses may be available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party, (ii) a conflict or potential conflict of interest exists between the Indemnified Party and the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such Claim on behalf of the Indemnified Party), or (iii) the Indemnifying Party has not in fact employed legal counsel to assume the defense of such Claim within a reasonable time after receiving notice of the Claim, then the reasonable fees, disbursements and other charges of counsel from one separate firm selected by the Indemnified Party (and reasonably acceptable to the Indemnified Party) shall be reimbursed by the Indemnified Party promptly as they are incurred.

                  (c) No party hereto shall compromise, settle or consent to the entry of any judgment with respect to any Claim without the prior written consent of the other interested party or parties (which consent shall not be unreasonably withheld or delayed) unless such compromise, settlement or consent includes an unconditional release of all other interested parties hereto from any and all liabilities on any Claims that are the subject matter thereof.

                  (d) Each party hereto shall cooperate in every reasonable way with the party assuming responsibility for the defense and disposition of any such Claim, including making available to the defending party all books, records, and other material reasonably required by the defending party for its use in defending the Claim.

         SECTION 8.5 NON-EXCLUSIVE INDEMNIFICATION. The foregoing indemnification provisions are in addition to, and not in derogation of, or statutory, equitable or common law remedies any party hereto may have for any breach of representation, warranty, covenant or agreement.

         SECTION 8.6. EFFECT OF KNOWLEDGE. No disclosure to nor investigation by or on behalf of any party hereto shall be deemed to affect its reliance on the representations, warranties, covenants and agreements contained herein or to waive its rights to indemnification as provided herein for the breach or violation of or inaccuracy or failure to perform or comply with any representation, warranty, covenant or agreement of any other party hereto.

         SECTION 8.7. CONTRIBUTION. If the indemnification provided for in this
Section 8 is for any reason unavailable or insufficient to indemnify the Indemnified Party in respect of any Damages, then the Indemnifying Party shall in lieu of indemnifying the Indemnified Party contribute to the total damages to which the Indemnified Party may be subject in such proportion that shall be appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, in connection with any actions or omissions which resulted in such Damages as well as any other relevant equitable considerations.

         SECTION 8.8. RIGHT TO OFFSET. If any matter as to which Purchaser has asserted a Claim against a Seller hereunder is pending or unresolved at the time any payment is due from Purchaser to Seller under that Seller Employment Agreement, Purchaser shall have the right, in addition to its other rights and remedies (whether under this Agreement, the Employment Agreement or law), to withhold from such payment an amount equal to the amount of the Claim (provided it has been or is then asserted in writing against Seller in accordance with the provisions hereof) until such matter is resolved. If it is finally determined that such Claim is covered by this Schedule 8, then the amount of such Claim may be permanently offset against the amount owed under the Employment Agreement and the remainder, if any, shall be promptly delivered by Seller to Purchaser. If it is finally determined that such Claim is not covered by this Schedule 8, then in addition to making immediate payment of the amount of the Claim to Seller, Purchaser shall pay interest on the amount of such Claim (up to a maximum of the amount withheld from payment under the Employment Agreement) for the actual number of days such payment was off-set pursuant to this Section 8.8 at a six percent (6%) rate per annum.

SECTION 9. ADDITIONAL POST-CLOSING COVENANTS
           ---------------------------------

         SECTION 9.1 FURTHER ASSURANCES. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, convenient or desirable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. At any time and from time to time after the Closing, Seller shall, at the sole expense of Purchaser, execute, acknowledge and deliver any further deeds, assignments, conveyances, consents, permits and other assurances, documents and instruments of transfer reasonably requested by Purchaser, and take any and all further actions consistent with the terms of this Agreement, that may be reasonably requested by Purchaser for the purpose of more effectively and fully assigning, transferring, granting and conveying to and vesting in Purchaser all of Seller's right, title and interest in and the Shares.

         SECTION 9.2 NON-COMPETITION. In order to induce Purchaser to enter into this Agreement, Seller hereby makes the following covenants to Purchaser:

                  (a) COVENANT NOT TO COMPETE.


                           (i) STATEMENT OF COVENANT. For a period of six (6)
years after the date of this Agreement (the "Restricted Period"), neither Seller shall, alone or in association with others, whether as owner, shareholder, the employee, officer, director, partner, manager, member, lender, investor, consultant, principal, agent, independent contractor, co-venturer or in any other capacity, directly or indirectly, invest in, engage in, have a financial interest in or be in any way connected or affiliated with, or render advice or services to, any Person that is in competition with Purchaser in the United State of America or in any other Country or nation in which Purchaser is then doing business.

                           (ii) INTERPRETATION OF COVENANT. The parties hereto
acknowledge and agree that the duration and area for which the covenant not to compete set forth in this Section 9.2(a) is to be effective are fair and reasonable and are reasonably necessary for the protection of Purchaser and its business and good will, and the Seller hereby waives any objections to or defenses in respect thereof. In the event that any court determines that any portion of the time period or the area, or both of them, are unreasonable, arbitrary or against public policy, and that such covenant is to such extent unenforceable, illegal or invalid, the parties hereto agree that this Section 9.2(a) shall be deemed amended to delete therefrom such provisions or portions adjudicated to be unenforceable, illegal or invalid so that the covenant shall remain in full force and effect for the greatest time period and in the greatest geographical area that would render it enforceable, legal and valid. The parties intend that the covenant set forth in the Section 9.2(a) shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and one for each and every political subdivision of each and every other country where the covenant is intended to be effective and is not proscribed by law.

                  (b) COVENANT REGARDING DISCLOSURE OR USE OF CONFIDENTIAL INFORMATION. Each Seller hereby agrees that it shall at all times during and after the Restricted Period keep confidential and hold in confidence all Confidential Information (as defined below), and neither Seller shall, at any time, either during or after the Restricted Period, either directly or indirectly, use any Confidential Information for such Seller's own benefit or to the benefit of any other person or entity or divulge, disclose, communicate or otherwise reveal any Confidential Information to any person or entity in any manner whatsoever, except (i) Confidential Information that becomes generally available to the public other than as a direct or indirect result of a disclosure by Sellers or any agent of Sellers' or (ii) to the extent such disclosure is necessary to prepare any tax and similar forms and reports to Governmental Authorities, other than to the extent necessary to prepare any tax and similar forms and reports to Governmental Authorities. As used herein, "Confidential Information" shall mean any and all information, however documented, related to the Company, including, but not limited to, its business, affairs, assets, conditions, operations (financial or otherwise), proposals, finances, practices, procedures, policies, methods, contracts, agreements and arrangements, lending policies, pricing policies, price lists, financial plans, business plans, financial information, financial projections, budgets, marketing strategies and techniques; the identity and location of all past, present and prospective customers, suppliers, affiliates, debtors, creditors, lenders, the Employees, consultants, advisors, agents, distributors, wholesalers, clients and others who have dealings with the Company, trade secrets, processes, photographs, graphics, product specifications, formulas, compositions, samples, inventions, ideas, research and development; patents, patent applications; copyrights and copyright applications (in any such case, whether registered or to be registered in the United States or any foreign country) applied for, issued to or owned by Purchaser or Seller; any and all processes, computer programs and software (including object code and source codes, database, technologies, engineering or technical data, drawings, sketches or designs, manufacturing or distribution methods or techniques; and any other information known to Seller to be Confidential Information. Each Seller hereby acknowledges and agrees that, as between such Seller and Purchaser, all of the Confidential Information, however documented, whether or not developed, created or modified by such Seller, is the exclusive property of Purchaser.

                  (c) COVENANTS REGARDING BUSINESS RELATIONSHIPS. Each Seller agrees that, during and throughout the Restricted Period, he shall not, directly or indirectly, (i) employ, solicit, induce or engage, or attempt to solicit, induce or engage any employee, independent contractor, consultant or salesman of Purchaser (whether now or hereafter engaged by the Company) to (A) terminate such employment or engagement, (B) accept employment or engagement or otherwise render services to any other person or business (wherever located, and regardless of type of business conducted), or (C) interfere with the business of Purchaser; (ii) solicit any clients or customers of Purchaser or interfere in any business relationship between Purchaser and any other person, firm or entity, including any person who was at any time an employee, consultant, contractor, advisor, supplier, lender or customer of Purchaser. Neither Seller shall at any time during or after the Restricted Period, disparage Purchaser or any of its Affiliates or any of their shareholders, directors, officers, employees or agents.

                  (d) EQUITABLE RELIEF. Each Seller hereby acknowledges and agrees that the covenants in this Section 9.2 are of special, unique and personal character which gives them a peculiar value to Purchaser, that Purchaser cannot be reasonably or adequately compensated in money damages in an action at law in the event Seller breaches any obligations under this Section 9.2, and that the provisions of this section are reasonable and necessary to protect the business of the Purchaser. Each Seller therefore expressly agrees that, in addition to any other rights or remedies which Purchaser may have at law or in equity or by reason of any other agreement, Purchaser shall be entitled to injunctive and other equitable relief in the form of temporary, preliminary and permanent injunctions without posting bond or other security in the event of any actual or threatened breach of any such obligation by each Seller and without the necessity of proving actual damages, and to discontinue any salary, bonus, benefits and/or insurance continuation provided hereunder. Nothing in this Agreement shall be construed to prohibit Purchaser from pursuing any other remedy, and each Seller agrees that all remedies under this Agreement, under law or equity, or otherwise of Purchaser are cumulative.

                  (e) NATURE OF COVENANTS. Purchaser's covenants in this Section
9.2 are independent covenants, and the existence of any claim by a Seller against Purchaser under this Agreement or otherwise will not excuse such Seller's breach or waive such Seller's obligation to perform, any covenant in Section 9.2.

         SECTION 9.3 TAXES.

                  (a) PRE-CLOSING. Sellers shall be responsible for the timely preparation of all federal, state, local and foreign income, excise, withholding, property, sales, use, franchise and other tax returns, reports and forms of Sellers and the Company for all taxable periods ending on or before the Closing Date, and for the payment in full of all amounts due thereunder or the maintenance as of the Closing Date of adequate cash reserves thereof.

                  (b) DUE TO TRANSACTIONS. Sellers shall pay all federal, state and local sales, use, income, franchise, worker's compensation, unemployment documentary and other transfer taxes and fees arising out of the sale of the Shares in accordance herewith, whether imposed by law on Seller or Purchaser. Purchaser shall not be responsible for any business, occupation, withholding, or similar tax, or any taxes of any kind related to the Company for any period before the Closing Date. Sellers shall indemnify, reimburse and hold Purchaser harmless in respect of any liability for payment of or failure to pay any such taxes or any filing of or failure to file any reports required in connection therewith.

                  (c) 2000 TAX FILINGS. Sellers shall be responsible for filing the Company's final tax returns as an "S Corporation" for the "short" year ended as of the Closing Date. Purchaser shall be responsible for filing the Company's tax returns for all periods thereafter (including any partial year in 2000 after the Closing Date). For these tax purposes, the books and records of the Company shall be closed as of the Closing Date, and Purchaser and Sellers shall reasonably cooperate with each other and provide information to each other sufficient to facilitate the filing of such tax returns.


SECTION 10. TERMINATION AND CONFIDENTIALITY
            -------------------------------

         SECTION 10.1 EVENTS OF TERMINATION. This Agreement may be terminated at any time prior to the Closing as follows:

                  (a) By mutual written agreement of Sellers and Purchaser;

                  (b) By either of the Sellers, on the one hand, or by Purchaser, on the other hand, by giving written notice of the other, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party;

                  (c) By either Sellers or by Purchaser, by giving written notice to the other if the Closing Date has not occurred on or before April 1, 2001, unless such party's intentional failure to fulfill any obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date; or

                  (d) By either Sellers or Purchaser by giving written notice to the other if any court, arbitrator or Governmental Authority of competent jurisdiction shall have issued an order, judgment, decree, ruling or taken other action restraining, enjoining or otherwise prohibiting the transaction contemplated hereby.

         SECTION 10.2 EFFECT OF TERMINATION. If any party terminates this Agreement in accordance with Section 10.1, then all rights and obligations of the parties shall cease, except for the obligations set forth in Sections 8, 10 and 11 which shall survive such termination; provided, however, that any termination of this Agreement shall not affect the rights of either Sellers or Purchaser against the other for breach of any representation, warranty, covenant or agreement set forth in this Agreement.

         SECTION 10.3 CONFIDENTIALITY. Notwithstanding the provisions of this
Section 10, if for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party (except information publicly available or in such party's domain prior to the date hereof, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information, without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith.


SECTION 11. GENERAL PROVISIONS
            ------------------

         SECTION 11.1 GOVERNING LAW. This Agreement shall in all respects be governed by and construed and enforced in accordance with the internal substantive laws of the State of Delaware without giving effect to any principle or rule of conflict or choice of laws. Any action suit, or other proceeding seeking to enforce any right, remedy, obligation, duty, covenant or provision of, or arising out of, this Agreement shall be brought and entered against any party hereto exclusively in any court of the State of Colorado or of the United States located in the State of Colorado. Each party hereto irrevocably submits to the personal jurisdiction of any such court and irrevocably waives, to the fullest extent of the law, any objection that it may now or hereafter have to the laying of venue in any such court and any claim that such action, suit or proceeding has been brought in an inconvenient form.

         SECTION 11.2 EXPENSES. Each of the parties to this Agreement agrees to pay its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of its counsel, accountant and other advisers and agents. Sellers shall solely be responsible for the fees and expenses of their legal counsel, which shall not become an obligation of the Company.

         SECTION 11.3 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party hereto without the prior written consent of all other parties hereto, provided that Purchaser may, without the consent of Seller, assign or delegate its rights or obligation under this Agreement to any of its Affiliates, in which case such assignee shall be substituted for Purchaser hereunder as though the assignee were the original party to this Agreement, and Purchaser shall be released from all its obligations under this Agreement.

         SECTION 11.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         SECTION 11.5 AMENDMENTS. This Agreement may not be amended or modified in any manner in whole or in part except by a writing signed by all parties to this Agreement that specifically states that it amends this Agreement.

         SECTION 11.6 NOTICES. Any and all notices, demands, requests, elections and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given to a party (i) when delivered to such party in person; (ii) upon receipt of confirmation of transmission when sent by facsimile transmission or electronic mail; (iii) one business day after deposit during normal business hours with a nationally recognized overnight courier service, specifying next business day delivery, with written verification of receipt; or (iv) five business days after being sent by first class (certified or registered) mail, postage prepaid, return receipt requested, in each case to such party at the following addresses:

                                If to Purchaser:

                                PowerSecure, Inc.
                                600 17th Street, Suite 800 North
                                Denver, Colorado  80202
                                Attention: Sidney Hinton, President
                                Telephone:  (303) 416-9200 or (919) 570-5292
                                Facsimile:  (303) 416-9202 or (919) 570-5293
                                E-mail: shinton@powersecure.com

                                With a copy to:

                                Metretek Technologies, Inc.
                                600 17th Street, Suite 800 North
                                Denver, Colorado 80202
                                Attn:  W. Phillip Marcum, President
                                Telephone:  (303) 416-9200
                                Facsimile:  (303) 416-9202

                                and

                                Kegler, Brown, Hill & Ritter Co., L.P.A.
                                65 East State Street, Suite 1800
                                Columbus, Ohio  43215
                                Attn:  Paul R. Hess, Esq.
                                Telephone:  (614) 462-5400
                                Facsimile:  (614) 464-2634
                                E-mail: phess@keglerbrown.com

                                If to Sellers:

                                Stanley W. Timblin
                                4 Forrest Hill Court
                                Greensboro, NC  27410
                                Telephone:  (336) 292-4546
                                and

                                Jeffrey W. Timblin
                                4810 Hillsborough Road
                                Greensboro, NC  27705
                                Telephone:  (919) 383-2818

Any party may change its designated address by giving written notice thereof to all other parties hereto in the manner provided in this Section 11.6. Any party hereto may send any notice, request, demand, or other communication to the intended recipient at the address above by using any other means, but no such notice, demand, request or other communication shall be deemed to have been given until it is actually received by the recipient.

         SECTION 11.7. WAIVER. The obligations of any party hereunder may be waived only with the written consent of the party or parties entitled to the benefits the obligations so involved. Any waiver of a breach or violation of or default under any provision of this Agreement shall not be construed or operate as, or constitute, a waiver of any other or subsequent breach or violation of or default under that provision or any other provision of this Agreement. The failure of any party to insist upon strict compliance with any provision of this Agreement on any one or more occasions shall not be construed or operate as, or constitute, a continuing waiver of, or an estoppel of that party's right to insist upon strict compliance with, that provision or any other provision of this Agreement.

         SECTION 11.8. SEVERABILITY. The provisions of this Agreement shall be deemed severable. If any provision of this Agreement is determined to be illegal, invalid or unenforceable in any situation: (i) the parties hereto shall agree to a suitable and equitable provision to be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (ii) the remainder of this Agreement shall remain in full force and effect, and the application of such provision in any other situation shall not be affected.

         SECTION 11.9 LIABILITY OF PARTIES. The obligations of Sellers to Purchaser hereunder shall be joint and several. The obligations of Metretek to Sellers hereunder are solely to deliver the Metretek Shares at the Closing upon the terms and condition of the Agreement.

         SECTION 11.10 HEADINGS. The headings used in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         SECTION 11.11 NO THIRD PARTY BENEFICIARIES. Except as expressly provided in this Agreement, this Agreement does not confer or create, is not intended by the parties hereto to confer or create, and shall not be construed to as conferring or creating, upon any person or entity other than the parties hereto and their successors and permitted assigns any rights, remedies or causes of action under or by reason of this Agreement.

         SECTION 11.12. CONSTRUCTION. All parties to this Agreement participated in the negotiation and drafting of this Agreement. In the event an ambiguity or question or intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

         SECTION 11.13 SCHEDULES AND EXHIBITS. The SCHEDULES and EXHIBITS attached to this Agreement are incorporated into and made a part of this Agreement as if they were fully set forth herein.

         SECTION 11.14. INTERPRETATION OF CERTAIN PROVISIONS. Except as otherwise expressly provided herein, as used in this Agreement:

                           (i) Any reference to any federal, state, local or
foreign statute or law shall be deemed also to include a reference to all rules and regulations promulgated thereunder.

                           (ii) The term "including" means "including, without
limitation".

                           (iii) The term "Entity" means any corporation,
partnership, limited liability company, joint venture, association, trust, unincorporated organization, estate, or any other form of business or entity.

                           (iv) The term "Governmental Authority" means any
federal, state, local or foreign government, quasi-governmental administration or regulatory body, agency or authority.

                           (v) The term "Person" means and includes any
individual, Entity or Governmental Authority.

                           (vi) The number and gender of each noun and pronoun
and the terms "Person" and "Persons" and the like shall be construed to mean such number and gender as the context, the circumstances or its antecedent may require.

                           (vii) The terms "hereof", "herein", "hereunder" and
words of similar import refer to this Agreement as a whole, and not to any Section, subsection or clause of this Agreement.

                           (viii) Each reference to a Section means such Section
of this Agreement.

                           (ix) Each reference to a SCHEDULE or EXHIBIT means
such SCHEDULE or EXHIBIT to this Agreement.

         SECTION 11.15 PUBLIC ANNOUNCEMENT. Neither the Sellers or the Company, on the one hand, nor Purchaser, on the other hand, shall make any public announcement or disclosure regarding the terms or existence of this Agreement, any Related Agreement, or the transaction contemplated hereby or thereby, without the prior consent of the other, which consent shall not be unreasonably withheld or delayed, except (a) disclosures to third parties whose consent is required in connection with the transaction contemplated by this Agreement, and
(b) disclosures required by law, judicial proceedings, regulatory requirement or Nasdaq Stock Market rule, regulation or policy.

         SECTION 11.16 SPECIFIC PERFORMANCE; CUMULATIVE REMEDIES. The parties hereto acknowledge and agree that the transactions contemplated by this Agreement are unique in that remedies at law for any breach or threatened breach of this Agreement would be an inadequate remedy for any loss, and that any defense in any action for specific performance that a remedy at law would be adequate is hereby specifically waived. Accordingly, in the event of any actual or threatened breach to any of the terms of this Agreement, the non-breaching party shall have the right of specific performance and injunctive relief giving effect to its rights under this Agreement, in addition to any and all other rights and remedies, at law or in equity, and all such rights and remedies are cumulative.

         SECTION 11.17 COUNTERPARTS. This Agreement may be executed in any number of counterparts, including counterparts executed by less than all parties hereto, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 11.18 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements, agreements and understandings, whether oral or written, among the parties hereto in connection with the subject matter of this Agreement.


(The next page is the Signature Page)

         IN WITNESS WHEREOF, this Stock Purchase Agreement has been executed and delivered by or on behalf of the parties hereto as of the date first above written.

                                           SELLERS:

                                            /s/ Stanley W. Timblin
                                           ------------------------------------
                                           Stanley W. Timblin, Individually


                                           /s/ Jeffrey W. Timblin
                                           ------------------------------------
                                           Jeffrey W. Timblin, Individually


                                           PURCHASER:

                                           POWERSECURE, INC.


                                           By: /s/ Sidney Hinton
                                               -------------------------------

                                           Its: President
                                                ------------------------------



                                           METRETEK:


                                           METRETEK TECHNOLOGIES, INC.


                                           By: /s/ A. Bradley Gabbard
                                               -------------------------------

                                           Its: Executive Vice President
                                                ------------------------------

                             SCHEDULES AND EXHIBITS
                             ----------------------






                         Schedules and exhibits will be
                     furnished supplementally upon request.